                                                                  EXHIBIT 10.44

                                MASTER AGREEMENT


                                     between


                           ChemGenics Pharmaceuticals
                                   a d/b/a of
                            Myco Pharmaceuticals Inc.


                                       and


                           PerSeptive Biosystems, Inc.


                               __________________


                                   May 7, 1996

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I....................................................................  1

                           PURCHASE AND SALE OF ASSETS ......................  1
         SECTION 1.01  Transfer of Assets....................................  1
         SECTION 1.02  Assumption of Liabilities.............................  3
         SECTION 1.03  Closing...............................................  3

ARTICLE II...................................................................  6

REPRESENTATIONS AND WARRANTIES OF PERSEPTIVE.................................  6
         SECTION 2.01  Organization and Qualification........................  6
         SECTION 2.02  Corporate Power and Authority.........................  6
         SECTION 2.03  Validity, Etc.........................................  7
         SECTION 2.04  No Governmental Consent...............................  7
         SECTION 2.05  Financial Statements..................................  8
         SECTION 2.06  Absence of Undisclosed Liabilities....................  8
         SECTION 2.07  Absence of Adverse Change; Conduct of Drug
           Discovery Program.................................................  8
         SECTION 2.08  Taxes.................................................  8
         SECTION 2.09  Litigation............................................  9
         SECTION 2.10  Compliance with Law...................................  9
         SECTION 2.11  Labor and Employee Relations.......................... 10
         SECTION 2.12  Certain Employees..................................... 10
         SECTION 2.13  Employee Benefits..................................... 11
         SECTION 2.14  Tangible Properties................................... 11
         SECTION 2.15  Acquisition by PerSeptive of Transferred
           Assets from PerSeptive Technologies II Corporation
           ("PTC-II")........................................................ 12
         SECTION 2.16  Leased Premises....................................... 12
         SECTION 2.17  Environmental Matters................................. 13
         SECTION 2.18  Insurance............................................. 16
         SECTION 2.19  Outstanding Commitments............................... 16
         SECTION 2.20  Intellectual Property................................. 17
         SECTION 2.21  Proprietary Information of Third Parties.............. 17
         SECTION 2.22  Disclosure............................................ 17
         SECTION 2.23  Purchase For Investment............................... 18

ARTICLE III.................................................................. 18

REPRESENTATIONS AND WARRANTIES OF CHEMGENICS................................. 18
         SECTION 3.01  Organization.......................................... 18
         SECTION 3.02  Corporate Power and Authority......................... 19
         SECTION 3.03  Validity, Etc......................................... 19
         SECTION 3.04  No Governmental Consent............................... 19
         SECTION 3.05  Litigation............................................ 20
         SECTION 3.06  Financial Statements.................................. 20

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         SECTION 3.07  Absence of Undisclosed Liabilities.................... 21
         SECTION 3.08  Transactions with Affiliates.......................... 21
         SECTION 3.09  Investments in Other Persons.......................... 21
         SECTION 3.10  Absence of Adverse Change............................. 21
         SECTION 3.11  Disclosure............................................ 22
         SECTION 3.12  Capitalization; Status of Capital Stock............... 22
         SECTION 3.13  Absence of Certain Developments....................... 23
         SECTION 3.14  Certain Agreements of Officers and
           Employees......................................................... 23
         SECTION 3.15  Compliance............................................ 23
         SECTION 3.16  Title to Assets, Patents.............................. 24
         SECTION 3.17  Environmental and Safety Laws......................... 24
         SECTION 3.18  Insurance............................................. 25
         SECTION 3.19  Certain Agreements.................................... 25

ARTICLE IV................................................................... 25

COVENANTS OF PERSEPTIVE...................................................... 25
         SECTION 4.01  Best Efforts Cooperation.............................. 25
         SECTION 4.02  Access................................................ 25
         SECTION 4.03  Properties, Business, Insurance....................... 26
         SECTION 4.04  Compliance with Laws.................................. 26
         SECTION 4.05  Actions Prior to Closing.............................. 26
         SECTION 4.06  Litigation............................................ 26
         SECTION 4.07  Continued Effectiveness of Representations
           and Warranties.................................................... 26
         SECTION 4.08  No Negotiations....................................... 27
         SECTION 4.09  Confidentiality and Non-Competition................... 27

ARTICLE V.................................................................... 27

COVENANTS OF CHEMGENICS...................................................... 27
         SECTION 5.01  Cooperation........................................... 27
         SECTION 5.02  Access................................................ 27
         SECTION 5.03  Litigation............................................ 28
         SECTION 5.04  Continued Effectiveness of Representations
           and Warranties.................................................... 28
         SECTION 5.05  No Amendments......................................... 28
         SECTION 5.06  Right of First Refusal; Percentage
           Maintenance....................................................... 28
         SECTION 5.07  Confidentiality and Non-Competition................... 31

ARTICLE VI................................................................... 31

CONDITIONS TO CHEMGENICS' OBLIGATIONS........................................ 31
         SECTION 6.01  No Material Adverse Economic Event.................... 32
         SECTION 6.02  Consents.............................................. 32
         SECTION 6.03  Representations and Warranties True................... 32
         SECTION 6.04  Performance........................................... 32
         SECTION 6.05  No Adverse Change..................................... 32
         SECTION 6.06  Opinion of Counsel.................................... 32
         SECTION 6.07  No Actions, Suits or Proceedings...................... 33

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         SECTION 6.08  Investigation Satisfactory.  ......................... 33
         SECTION 6.09  Closing Documents..................................... 33
         SECTION 6.10  Approval of ChemGenics' Stockholders and
           Preferred Stockholders............................................ 33
         SECTION 6.11  Approval of ChemGenics and Its Counsel................ 33

ARTICLE VII.................................................................. 34

CONDITIONS TO PERSEPTIVE'S OBLIGATIONS....................................... 34
         SECTION 7.01  No Material Adverse Economic Event.................... 34
         SECTION 7.02  Consents.............................................. 34
         SECTION 7.03  Representations and Warranties True................... 34
         SECTION 7.04  Performance........................................... 34
         SECTION 7.05  No Adverse Change..................................... 34
         SECTION 7.06  Opinion of ChemGenics' Counsel........................ 35
         SECTION 7.07  No Actions, Suits or Proceedings...................... 35
         SECTION 7.08  Investigation Satisfactory............................ 35
         SECTION 7.09  Closing Documents..................................... 35
         SECTION 7.10  Approval of PerSeptive and Its Counsel................ 35
         SECTION 7.11  No Change of Control. ................................ 35
         SECTION 7.12  Name Change. ......................................... 36
         SECTION 7.13  Chairman of the Board. ............................... 36

ARTICLE VIII................................................................. 36

POST-CLOSING COVENANTS....................................................... 36
         SECTION 8.01  Employee Matters...................................... 36
         SECTION 8.02  Consulting and Interim Services....................... 37
         SECTION 8.03  Sub-Lease............................................. 37
         SECTION 8.04  Standstill; Registration Rights....................... 37
         SECTION 8.05  Further Assurances.................................... 38
         SECTION 8.06  Public Offering....................................... 38
         SECTION 8.07  Further Negotiations on Certain
         Conditions.......................................................... 38

ARTICLE IX................................................................... 39

TERMINATION.................................................................. 39
         SECTION 9.01  Termination........................................... 39
         SECTION 9.02  Effect of Termination................................. 41

ARTICLE X.................................................................... 41

MISCELLANEOUS................................................................ 41
         SECTION 10.01  Notices.............................................. 41
         SECTION 10.02  Entire Agreement..................................... 42
         SECTION 10.03  Modifications and Amendments......................... 42
         SECTION 10.04  Waivers and Consents................................. 42
         SECTION 10.05  Assignment........................................... 43
         SECTION 10.06  Parties in Interest.................................. 43
         SECTION 10.07  Governing Law........................................ 43
         SECTION 10.08  Arbitration.......................................... 43

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         SECTION 10.09  Jurisdiction and Service of Process.................. 44
         SECTION 10.10  Severability......................................... 44
         SECTION 10.11  Interpretation....................................... 45
         SECTION 10.12  Headings and Captions................................ 45
         SECTION 10.13  Enforcement.......................................... 45
         SECTION 10.14  Reliance............................................. 45
         SECTION 10.15  Survival, Etc........................................ 46
         SECTION 10.16  Expenses............................................. 46
         SECTION 10.17  No Broker or Finder.................................. 46
         SECTION 10.18  Publicity............................................ 46
         SECTION 10.19  Counterparts......................................... 46


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                                INDEX TO EXHIBITS


EXHIBIT 1.03(A)(ii)   - Form of License Agreement
EXHIBIT 1.03(C)(i)    - Terms of Consulting and Interim Services
                        Agreement
EXHIBIT 1.03(C)(ii)   - Terms of Sub-Lease Agreement
EXHIBIT 1.03(C)(iii)  - Terms of Confidentiality and
                        Non-Competition Agreement
EXHIBIT 1.03(C)(iv)   - Terms of Standstill and Registration
                        Rights Agreement
EXHIBIT 1.03(C)(v)    - Terms of Voting Agreement
EXHIBIT 4.02          - Confidentiality Agreement (Pre-Closing)
EXHIBIT 6.06          - Form of Opinion of PerSeptive's Counsel
EXHIBIT 7.06          - Form of Opinion of ChemGenics' Counsel

                                        v
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                               INDEX TO SCHEDULES


SCHEDULE 1.01(b) - Drug Discovery Program Assets
SCHEDULE 1.02    - Assumed Liabilities

SCHEDULE 2.06    - Drug Discovery Program Liabilities
SCHEDULE 2.07    - Absence of Adverse Change
SCHEDULE 2.09    - Litigation
SCHEDULE 2.12    - Certain Employees
SCHEDULE 2.13    - Employee Benefits
SCHEDULE 2.17    - Environmental Compliance
SCHEDULE 2.19    - Outstanding Commitments

SCHEDULE 3.06    - Financial Statements
SCHEDULE 3.08    - Transactions with Affiliates
SCHEDULE 3.12    - Capitalization
SCHEDULE 3.17    - Environmental Permits
SCHEDULE 3.19    - Certain Agreements

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                                MASTER AGREEMENT


         This Master Agreement (this "Agreement") is entered into this ____ day of May, 1996 by and among Myco Pharmaceuticals Inc. d/b/a ChemGenics Pharmaceuticals, a Delaware corporation, ("ChemGenics"), and PerSeptive Biosystems, Inc., a Delaware corporation ("PerSeptive").

         WHEREAS, PerSeptive is engaged in the business of developing technology and equipment used and useful in the making, measuring, processing and delivery of biomolecules, including in the area of drug discovery;

         WHEREAS, ChemGenics is a drug research and development company engaged in the business of discovering, developing and commercializing novel treatments for diseases, primarily through its expertise in drug discovery;

         WHEREAS, PerSeptive desires to enter into a license and sell, license or otherwise transfer to ChemGenics certain assets, projects and activities of PerSeptive relating to drug discovery activities and efforts (the "Drug Discovery Program") and to allow certain employees of PerSeptive who have worked principally in the Drug Discovery Program to dedicate their full business time to ChemGenics (the "Employees"); and, as set forth herein, to become employed by ChemGenics under certain circumstances; and

         WHEREAS, ChemGenics desires to acquire substantially all of the assets, projects and activities of PerSeptive relating principally to the Drug Discovery Program (other than administrative and financial aspects thereof) and to utilize the services of the Employees, subject to the terms and conditions provided in this Agreement and the Exhibits hereto.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         SECTION 1.01 Transfer of Assets. (A) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing PerSeptive shall sell, license, assign or transfer, as the case may be, to ChemGenics, and ChemGenics will purchase and accept from PerSeptive, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims"),

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except as otherwise expressly set forth herein, all of the following assets, projects and activities of PerSeptive (hereinafter, the "Transferred Assets"):

         (a) a world-wide, royalty-free, irrevocable, non-exclusive license to PerSeptive's and its affiliates' presently existing and future patented and unpatented technology, including access to prototype equipment, in each case for use in drug discovery only as set forth in the License Agreement (defined below);

         (b) the equipment, supplies and other assets of the Drug Discovery Program set forth on Schedule 1.01(b); the equipment set forth on Schedule 1.01(b) shall be subject to certain restrictions contained in the Consulting and Interim Services Agreement (defined below); and

         (c) up to $500,000 of supplies of a type manufactured by PerSeptive or of which PerSeptive is a distributor during the three year period following the Closing; such supplies shall be valued based upon PerSeptive's actual cost of acquisition or fully burdened cost of manufacture and shall be delivered to ChemGenics from time to time in accordance with the Consulting and Interim Services Agreement (defined below).

         PerSeptive shall transfer the Transferred Assets to ChemGenics pursuant to those documents and instruments set forth in Sections 1.03(A) and 1.03(C) below, and such other documents and instruments as ChemGenics or its counsel may reasonably request.

                  B. Consideration for the Transferred Assets. In consideration for the License Agreement and the transfer of the Transferred Assets, upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, ChemGenics shall issue to PerSeptive an aggregate of 9,792,679 shares (the "Shares") of ChemGenics' common stock, $.001 par value per share (the "Common Stock"). Of such Shares, 979,268 shares shall be issued to PerSeptive as an earnout payment (the "Earnout Shares") for services, equipment use, supplies and other PerSeptive assets for a period of three (3) years following the Closing Date, as more fully set forth in the Consulting and Interim Services Agreement. If any of the services, equipment, supplies and other PerSeptive assets are not provided during such three-year period in accordance with the terms of the Consulting and Interim Services Agreement, PerSeptive shall forfeit certain of the Earnout Shares in accordance with the formula set forth in the Consulting and Interim Services Agreement. PerSeptive shall be deemed to have earned the Earnout Shares unless ChemGenics provides to PerSeptive a written notice of failure to provide required services, equipment, supplies or other assets, and PerSeptive

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         fails to cure such failure within such period of time following the notice, as more fully set forth in the Consulting and Interim Services Agreement. The number of Earnout Shares subject to forfeiture shall decrease by one-third (1/3) on each anniversary of the Closing Date, in accordance with the following schedule:

         PERIOD                                   SHARES SUBJECT TO FORFEITURE

         From the Closing Date until
            the 1st Anniversary Date                       979,268

         From 1st Anniversary Date
           to 2nd Anniversary Date                         652,844

         From 2nd Anniversary Date
           to 3rd Anniversary Date                         326,422

         After 3rd Anniversary Date                        0

         In further consideration for the transfer of the Transferred Assets, PerSeptive shall receive a warrant (the "Warrant"), to purchase 4,896,335 shares of Common Stock at a price of $5.00 per share. The Warrant will be for a term of four years from the Closing and will adjust for stock splits, stock dividends and similar capital transactions and shall contain other customary terms and conditions satisfactory to the parties.

         PerSeptive may cause the Shares, the Warrant or the Common Stock issued upon exercise of the Warrant to be transferred to one of its wholly-owned subsidiaries, provided that PerSeptive shall retain 100% of the ownership and voting control of such subsidiary as long as such subsidiary holds the Shares, the Warrant or shares of Common Stock issued upon exercise thereof.

         SECTION 1.02 Assumption of Liabilities. The only obligations and liabilities to be assumed by ChemGenics in connection with its acquisition of the Transferred Assets (the "Assumed Liabilities") are the obligations and liabilities specifically listed on Schedule 1.02. Except for the Assumed Liabilities in the amount and to the extent provided in this Section , ChemGenics shall not assume or be responsible for any liabilities or obligations to the extent they arise from the operation of the Drug Discovery Program or to the utilization of the Transferred Assets prior to the Closing, and PerSeptive shall indemnify, defend, and hold ChemGenics harmless from all of such obligations and liabilities. PerSeptive shall not assume any obligations and liabilities of ChemGenics whatsoever.

         SECTION 1.03 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Articles VI and VII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz,

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Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston,
Massachusetts at 10 o'clock a.m. (Boston, Massachusetts time), three business days following the termination of the waiting period for the HSR Act (as defined below), or if later, the date on which all closing conditions are satisfied or waived, or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date"). At the Closing:

                  A. PerSeptive shall deliver or cause to be delivered to ChemGenics, at the Closing or at such other location as ChemGenics shall specify, the following:

                         (i) The Bill of Sale, transferring certain of the Transferred Assets to ChemGenics, in the form reasonably satisfactory to the parties;

                        (ii)        The License Agreement, licensing
                                    PerSeptive's drug discovery technology and future developments to ChemGenics, in the form attached hereto as Exhibit 1.03(A)(ii);

                         (iii) The certificates required by Sections 6.03 and 6.04;

                         (iv)       The opinion of counsel required by Section
                                    6.06;

                         (v) A copy of the resolutions of PerSeptive certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of PerSeptive in carrying out the terms and provisions hereof;

                         (vi) All of the books, data, documents, instruments and other records relating principally to the Transferred Assets or Drug Discovery Program (the "Documents") (or access thereto in the case of financial and other documents which PerSeptive is required to retain) including without limitation copies, if requested by ChemGenics, of the licenses, patents, patent applications and permits identified in the Schedules to this Agreement and the License Agreement and originals of all laboratory notebooks and other notes and records relating principally to PerSeptive's drug discovery- related intellectual property, provided, that the Documents shall be delivered to ChemGenics on the Closing either at ChemGenics' address

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
                                    specified in Section 10.01 or at the
                                    Facility (as defined below); and

                       (vii) Executed copies of the ancillary documents listed in Section 1.03(C) below.

                  B. ChemGenics shall deliver or cause to be delivered to PerSeptive, at the Closing or at such other location as PerSeptive shall specify, the following:

                       (i)          The Shares;

                       (ii)         The Warrant;

                       (iii) The Assumption Agreement, in the form reasonably satisfactory to the parties;

                       (iv) The certificates required by Sections 7.03 and 7.04;

                       (v)          The opinion of counsel required by Section
                                    7.06;

                       (vi) A copy of the resolutions of ChemGenics certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement, the exhibits hereto and the transactions contemplated hereby and the acts of the officers and employees of ChemGenics in carrying out the terms and provisions hereof; and

                       (vii) Executed copies of the ancillary documents listed in Section 1.03(C) below.

                  C.       The parties shall deliver or cause to be delivered:

                       (i) The Consulting and Interim Services Agreement, certain terms of which are attached hereto as Exhibit 1.03(C)(i), and as described in Section 8.02;

                       (ii) The Sub-Lease Agreement for a portion of PerSeptive's Framingham facility, certain terms of which are attached hereto as
                                    Exhibit 1.03(C)(ii), and as described in
                                    Section 8.03, subject to obtaining the
                                    landlord's consent; or, in lieu thereof, evidence satisfactory to ChemGenics that it will have satisfactory use of such premises or equivalent premises on equivalent terms for up to five employees of ChemGenics (other than the Employees) through

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
                                    the date of the IPO referred to in Section
                                    8.08 or the earlier termination or
                                    rescission of this Agreement pursuant to the terms hereof;

                       (iii) The Confidentiality and Non-Competition Agreement, certain terms of which are attached hereto as Exhibit 1.03(C)(iii), and as described in Section 4.09;

                       (iv) The Standstill and Registration Rights Agreement, certain terms of which are attached hereto as Exhibit 1.03(C)(iv), and as described in Section 8.04;

                       (v) The PBIO Voting Agreement, certain terms of which are attached hereto as Exhibit 1.03(C)(v), pursuant to which nominees of PerSeptive are to be elected to the Board of Directors of ChemGenics; and

                       (vi) Such further documents, resolutions, certificates and instruments as any party or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PERSEPTIVE

         As an inducement to ChemGenics to enter into this Agreement and to consummate the transactions contemplated hereby, PerSeptive hereby represents and warrants to ChemGenics as follows:

         SECTION 2.01 Organization and Qualification. PerSeptive is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts being the only jurisdiction in which the nature of the Drug Discovery Program or the character of the properties owned or leased by PerSeptive and used principally in the Drug Discovery Program requires such qualification and in which the failure to so qualify would have a material adverse effect on PerSeptive.

         SECTION 2.02 Corporate Power and Authority. PerSeptive has the corporate power and authority to own and hold its properties and to carry on its business. PerSeptive has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the

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
documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by PerSeptive. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by PerSeptive have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, PerSeptive enforceable against PerSeptive in accordance with their terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and subject to general principles of equity which may limit the availability of remedies.

         SECTION 2.03 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with PerSeptive's certificate of incorporation or bylaws, (ii) violate or conflict with any judgment, decree, order, statute or regulation applicable to PerSeptive, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of PerSeptive or increase or otherwise affect the obligations of PerSeptive under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, trust agreement, license agreement or other instrument or obligation related to the Transferred Assets or to PerSeptive's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to ChemGenics, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PerSeptive or (v) result in the creation of any Claim upon the Transferred Assets.

         SECTION 2.04 No Governmental Consent. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required of PerSeptive, shall be filed on a timely basis by PerSeptive), and except for any consent or approval which may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by PerSeptive of this Agreement, for the delivery of the Transferred Assets, or for the performance by PerSeptive of its obligations under this Agreement and the other agreements and instruments contemplated hereby.

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
         SECTION 2.05 Financial Statements. PerSeptive has previously furnished or made available to ChemGenics its (i) Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (the "Form 10-K"), (ii) all proxy statements relating to PerSeptive's meetings of stockholders held or to be held since September 30, 1995 and (iii) all other reports filed by PerSeptive with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the Exchange Act") since September 30, 1995. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         SECTION 2.06 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the balance sheet dated September 30, 1995 (or the notes thereto) included in the Form 10-K (the "PerSeptive Balance Sheet") and listed on Schedule 2.06 (the "Drug Discovery Program Liabilities") PerSeptive does not have any material liabilities or obligations relating to the Drug Discovery Program of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice. PerSeptive does not know of, and has no reason to know of, any basis for the assertion against PerSeptive of any material liability or obligation relating to the Drug Discovery Program other than the Drug Discovery Program Liabilities or incurred in the ordinary course of business and consistent with past practice since the date of PerSeptive Balance Sheet.

         SECTION 2.07 Absence of Adverse Change; Conduct of Drug Discovery Program. Since September 30, 1995, there has been no material adverse change in the Drug Discovery Program, the assets utilized therein, or the personnel conducting of such Drug Discovery Program, and there is no condition or development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen by PerSeptive, may result in any such material adverse change. Without limiting the foregoing, except as disclosed on Schedule 2.07, since September 30, 1995 there has not been, occurred or arisen: (i) any damage, destruction or loss to any Transferred Asset (whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the Drug Discovery Program or prospects of the Drug Discovery Program;
(ii) any general increase in any compensation or benefits payable to the Employees other than normal merit increases; or (iii) any commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.08 Taxes. ChemGenics shall have no liability for any taxes of any kind or nature related to the ownership or

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
operation of the Transferred Assets or the ownership or operation of the Drug Discovery Program prior to the Closing Date. PerSeptive has not taken or failed to take any action which could create any tax lien on any of the Transferred Assets.

         SECTION 2.09 Litigation. Except as set forth on Schedule 2.09, there is no (a) action, suit, claim, proceeding or investigation pending or, to the best of PerSeptive's knowledge, threatened against or affecting PerSeptive (whether or not PerSeptive is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to PerSeptive or (c) governmental inquiry pending or, to the best of PerSeptive's knowledge, threatened against or involving PerSeptive, (i) relating to the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby or (ii) in which a decision adverse to PerSeptive would materially adversely affect the value of the Transferred Assets as contemplated hereby and, to the best of PerSeptive's knowledge, there is no basis for any of the foregoing. PerSeptive has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby. PerSeptive is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might relate to the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby. There is no action or suit by PerSeptive or its affiliates pending or threatened against others relating to the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby.

         SECTION 2.10 Compliance with Law. PerSeptive is not subject to any judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, the businesses, operations, properties, assets or condition (financial or otherwise) of the Drug Discovery Program. PerSeptive has complied with and is not in material default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to the Drug Discovery Program, or the operations, properties, assets, products and services of the Drug Discovery Program. There is no existing law, rule, regulation or order, and PerSeptive is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict ChemGenics from, or otherwise materially adversely affect ChemGenics in, conducting the Drug Discovery Program in the manner previously conducted.

         SECTION 2.11 Labor and Employee Relations. PerSeptive is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering the Employees or any other Employee of PerSeptive located at the Facility, and PerSeptive has no knowledge of any attempt to organize the Employees or any other Employee of PerSeptive located at the Facility by any person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by Employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by PerSeptive in the Drug Discovery Program. No union representation elections relating to Employees or any other Employee of PerSeptive located at the Facility have been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such Employees or any other Employee of PerSeptive located at the Facility, and there is no investigation of PerSeptive's employment policies or practices by any governmental agency or authority pending or, to the best of PerSeptive's knowledge, threatened. PerSeptive is not currently, and has not within the last three years been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any Employees or any other Employee of PerSeptive located at the Facility. PerSeptive has not experienced any work stoppages during the last three years and, to the best of PerSeptive's knowledge, no work stoppage is planned.

         SECTION 2.12 Certain Employees. Set forth in Schedule 2.12 is a list of the names of PerSeptive's employees and consultants principally engaged in the technical aspects of the Drug Discovery Program which PerSeptive will make available to ChemGenics pursuant to the Consulting and Interim Services Agreement and to which ChemGenics will make offers of employment pursuant to
Section 8.01 hereof, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person by PerSeptive in fiscal year 1995 and anticipated to be paid in fiscal year 1996. None of such persons has an employment agreement or understanding, whether oral or written, with PerSeptive which is not terminable on notice by PerSeptive without cost or other liability to PerSeptive or ChemGenics. No person listed on
Schedule 2.12 has indicated that he or she intends to terminate his or her employment with PerSeptive or seek a material change in his or her duties or status.

         SECTION 2.13 Employee Benefits. Set forth on Schedule 2.13 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements to which Employees may be entitled. Such benefits are the same benefits afforded other employees of PerSeptive at similar levels of experience.

         PerSeptive will maintain the benefits listed on Schedule 2.13 (as such benefits may change generally for PerSeptive's employees) in full force and effect through the Closing Date, and thereafter with respect to events occurring while the Employees were employed by PerSeptive. ChemGenics shall have no obligation of any kind or nature for any compensation or benefits of any kind or nature of the employees or consultants of PerSeptive for service rendered while such Employees or consultants were employed by PerSeptive, including, without limitation, vacation or sick time for which PerSeptive will compensate ChemGenics or the Employees, as appropriate.

         Each "Employee Welfare Benefit Plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any present or former employee of PerSeptive who has worked in the Drug Discovery Program subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") has complied with all requirements for continuation coverage under group health benefit plans under COBRA and there are no claims against PerSeptive for a failure or alleged failure to comply with the COBRA continuation requirements.

         Each employee plan which is subject to ERISA conforms to, and its operation and administration are in compliance with, all applicable requirements of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any employee plan or against the assets of any employee plan.

         SECTION 2.14 Tangible Properties. Schedule 1.01(b) contains a true and complete list of all tangible personal property owned by or leased to PerSeptive and used principally in the Drug Discovery Program (the "Tangible Personal Property") which is being transferred to ChemGenics pursuant to this Agreement. Such Tangible Personal Property constitutes all of the instruments and other assets having an original estimated list value in excess of $10,000, and substantially all of the other Tangible Personal Property used by PerSeptive principally in the Drug Discovery Program (including, without limitation, all of the tangible assets utilized by the Employees in the Drug Discovery Program). Except as shown on Schedule 1.01(b), PerSeptive has good and marketable title free and clear of all Claims to the Tangible Personal

Property listed as owned by PerSeptive. With respect to Tangible Personal Property leased by PerSeptive as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which PerSeptive may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, and the transfer of PerSeptive's interest in any Tangible Personal Property hereunder shall not constitute an event of default or default or an event which with notice or lapse of time or both would constitute such a default under such leases, conditional sale contracts, franchises or licenses, except for the requirement of consents set forth in
Schedule 1.01(b), and except where such an actual or potential default has been consented to or waived. PerSeptive's possession and use of such property has not been disturbed and no claim has been asserted against PerSeptive adverse to its rights in such leasehold interests.

         Each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been reasonably maintained in accordance with industry practices. The only liability of PerSeptive for failure of the representation in the preceding sentence shall be the repair or replacement of the affected item of Tangible Personal Property.

         SECTION 2.15 Acquisition by PerSeptive of Transferred Assets from PerSeptive Technologies II Corporation ("PTC-II"). PTC-II has no and never had any material tangible assets. The License Agreement conveys to ChemGenics the right to use all intellectual property rights utilized by PTC-II in connection with the Drug Discovery Program. PerSeptive shall indemnify ChemGenics with respect to any claim, action, judgment, damage, fee or expense arising out of the formation and operation of PTC-II and the offer and sale of securities of PTC-II, the acquisitions of the units of PTC-II through the exchange offer set forth in the Proxy Statement/Prospectus dated February 8, 1996, including, without limitation, the acquisition of PTC-II Property as a result of such exchange offer, and the transfer of the PTC-II Property hereunder. This provision shall be in addition to, and in no way limit, any other representation or warranty hereunder which might relate to PTC-II.

         SECTION 2.16 Leased Premises. The Drug Discovery Program has been principally conducted at the facility at 500 Old Connecticut Path, Framingham, Massachusetts (the "Facility"). The lease covering the Facility is in full force and effect (there existing no default under the lease which, with the lapse of time or notice or otherwise, would entitle the lessor to terminate the same), conveys the leased real estate purported to be conveyed thereunder and is enforceable by PerSeptive. PerSeptive has the right to use the Facility in accordance with the terms of such lease free and clear of all Claims or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Facility as used in the Drug Discovery Program. To the best of PerSeptive's knowledge, the Facility is structurally sound, adequately maintained and is in good condition and repair (except for immaterial matters) consistent with the uses to which it is presently being put or intended to be put, and the Facility's structure, improvements, fixtures and uses conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations, except where nonconformance would not materially restrict the conduct of the Drug Discovery Program as presently conducted. There is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Facility. There are no pending condemnation or similar proceedings or assessments affecting the Facility, nor to PerSeptive's best knowledge is any such condemnation or assessment contemplated by any governmental authority. No real estate owned by PerSeptive is used in the Drug Discovery Program.

         SECTION 2.17 Environmental Matters.

                  (a) Environmental Substance Liability. To the best of PerSeptive's knowledge, no event has occurred or condition exists or operating practice is being employed that could give rise to material liability with respect to the Facility or the Drug Discovery Program, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, or removal (other than transportation or disposal of materials required to be transported or disposed of in the ordinary course of business, remedial work, or monitoring) arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

                       (i) the handling, storage, use, transportation or disposal of any Substances (as hereinafter defined) in or near or from the Facility, by PerSeptive or its predecessors;

                       (ii) the handling, storage, use, transportation or disposal of any Substances by PerSeptive or its predecessors which Substances were a product, by-product or otherwise resulted from the operation of the Drug Discovery Program conducted by or on behalf of PerSeptive or its predecessors;

                       (iii) any intentional or unintentional emission, discharge or release of any Substances in or near or from the Facility into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from the Facility by or on behalf of PerSeptive or its predecessors; or

                       (iv) the presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in the Facility, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of the Facility.

         As used in this Section 2.17, the term "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto.

                  (b) Environmental Permits. To the best of PerSeptive's knowledge after due investigation, PerSeptive has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the discharge or emission of Substances (as hereinabove defined) from the Drug Discovery Program at the Facility or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are described in Schedule 2.17 in connection with the operation of the Drug Discovery Program, are currently effective and sufficient for the ownership and operation of the Drug Discovery Program as currently conducted, the failure to have would have a material adverse effect on the Drug Discovery Program.

         PerSeptive represents, covenants and warrants to and agrees with ChemGenics, as of the date of this Agreement and as of the time of Closing, as follows:

                       (i) To the best of PerSeptive's knowledge after due investigation, PerSeptive and the operation of the Drug Discovery Program at the Facility are, and at the time of Closing shall be, in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local). Except as set forth in Schedule 2.17, PerSeptive is not aware of, nor has PerSeptive received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of PerSeptive or PerSeptive's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Pollutant.

                       (ii) The Facility has not been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, the List of Confirmed Disposal Sites and Locations To Be Investigated established by the Commonwealth of Massachusetts Department of Environmental Quality Engineering, or any other such list.

                       (iii) PerSeptive has obtained all material permits, licenses and other authorizations which are required with respect to operation of the Drug Discovery Program at the Facility under federal, state and local laws or otherwise relating to pollution or protection of the environment. Except as set forth in Schedule 2.17, PerSeptive is in full compliance with all terms and conditions of such required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the operation of the Drug Discovery Program at the Facility.

         SECTION 2.18 Insurance. PerSeptive is, and will be through the Closing and during the Consulting and Interim Services Agreement, adequately insured with responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances.

         SECTION 2.19 Outstanding Commitments. Schedule 2.19 sets forth a description of all existing contracts, agreements, commitments, licenses and franchises which involve more than $10,000 in consideration over the remaining term of the contract, agreement, commitment, license or franchise, other than agreements which relate only incidentally to the Drug Discovery Program and which are not reasonably required in the ongoing conduct of the Drug Discovery Program (collectively "Agreements"), whether written or oral, relating to the Drug Discovery Program. PerSeptive has delivered or made available to ChemGenics true, correct and complete copies of all of the Agreements specified on Schedule
2.19 which are in writing, and Schedule 2.19 contains an accurate and complete description of all Agreements which are not in writing. PerSeptive has paid in full all amounts due as of the date hereof under each Agreement identified in
Schedule 2.19 and as of the Closing Date will have satisfied in full all of its liabilities and obligations thereunder due in the ordinary course of business prior to the Closing (it being understood that this representation shall not prevent PerSeptive from withholding payment in good faith based on a dispute with respect to its obligation to make payment, provided that the foregoing shall not be deemed to imply that ChemGenics shall have any liability therefore, and provided such nonpayment does not materially adversely affect the Transferred Assets or the Drug Discovery Program). All of the Agreements described in Schedule 2.19 are in full force and effect. PerSeptive and each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Agreement. PerSeptive has no present expectation or intention of not fully performing all its obligations under each Agreement, and PerSeptive has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which PerSeptive is a party. None of such Agreements has been terminated, no notice has been given by any party thereto of any alleged default by any party thereunder, and PerSeptive is not aware of any intention or right of any party to default another party to any such Agreement. There exists no actual or, to the knowledge of PerSeptive, threatened termination, cancellation or limitation of the business relationship of PerSeptive with any party to any such Agreement.

         SECTION 2.20 Intellectual Property. The representations of PerSeptive in Section 4.1.7 of the form of License Agreement attached hereto as Exhibit 1.03(A)(ii) are hereby incorporated by reference as if set forth fully herein. PerSeptive has the right to utilize the intellectual property rights it has utilized in the conduct of the Drug Discovery Program, all of which will be duly and validly transferred or licensed to ChemGenics pursuant to this Agreement or the License Agreement, as the case may be, without violation of any agreement to which PerSeptive is a party or is bound, except such rights which are not material to the Drug Discovery Program and which are licensed to PerSeptive and which PerSeptive is prohibited from licensing to ChemGenics.

         SECTION 2.21 Proprietary Information of Third Parties. No third party has claimed or, to the best knowledge of PerSeptive, has reason to claim that PerSeptive or any person employed by or affiliated with PerSeptive has in connection with the Drug Discovery Program (a) violated or may be violating any of the terms or conditions of PerSeptive's or such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from PerSeptive which suggests that such a claim might be contemplated. To PerSeptive's best knowledge, no person employed by or affiliated with PerSeptive has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, no person employed by or affiliated with PerSeptive has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Drug Discovery Program, and PerSeptive has no reason to believe there will be any such employment or violation. To the best of PerSeptive's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the Drug Discovery Program as officers, employees or agents by any officer, director, employee or consultant of the Drug Discovery Program, or the conduct or proposed conduct of the Drug Discovery Program, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         SECTION 2.22 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of PerSeptive in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

         SECTION 2.23 Purchase For Investment. PerSeptive is acquiring the Shares, the Warrant and Common Stock issuable upon exercise of the Warrant, and the Earnout Shares, if any, for investment for its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). PerSeptive understands that the Shares, the Warrant and Common Stock issuable upon exercise of the Warrant, have not been registered under the Securities Act or any state securities or "blue sky" laws and may not be sold or transferred without such registration or an exemption therefrom. PerSeptive consents to the placement of a legend on its certificate for the Shares and on the Warrant stating that such securities have not been registered and setting forth the restrictions on transfer contemplated hereby and by the Standstill and Registration Rights Agreement. PerSeptive is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in the Shares and the Warrant, and to make an informed decision relating thereto. PerSeptive has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for PerSeptive. PerSeptive is an Accredited Investor as defined in Regulation D under the Securities Act. Prior to the execution and delivery of this Agreement, PerSeptive has been furnished with all information which it deems necessary to evaluate the merits and risks of the Shares and the Warrant and has had the opportunity to ask questions of and receive answers from representatives of ChemGenics regarding ChemGenics, the Shares and the Warrant.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF CHEMGENICS

         As an inducement to PerSeptive to enter into this Agreement and to consummate the transactions contemplated hereby, ChemGenics hereby represents and warrants to PerSeptive as follows:

         SECTION 3.01 Organization. ChemGenics is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts, such jurisdiction being the only jurisdiction in which the character of the properties owned or leased by ChemGenics requires such qualification and in which the failure to so qualify would have a material adverse effect on ChemGenics.

         SECTION 3.02 Corporate Power and Authority. ChemGenics has the corporate power and authority to own and hold its properties and to carry on its business. ChemGenics has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by ChemGenics. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by ChemGenics have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, ChemGenics enforceable against ChemGenics in accordance with their terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and subject to general principles of equity which may limit the availability of remedies.

         SECTION 3.03 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with ChemGenics' certificate of incorporation or bylaw, (ii) violate or conflict with any judgment, decree, order, statute or regulation applicable to ChemGenics, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of ChemGenics or increase or otherwise affect the obligations of ChemGenics under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, trust agreement, license agreement or other instrument or obligation related to ChemGenics or to ChemGenics' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to PerSeptive or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ChemGenics.

         SECTION 3.04 No Governmental Consent. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), and except for any consent or approval which may be required under the HSR Act, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by ChemGenics of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, and the Warrant, or for the performance by ChemGenics of its obligations under this Agreement and the other agreements and instruments contemplated hereby.

         SECTION 3.05 Litigation. There is no (a) action, suit, claim, proceeding or investigation pending or, to the best of ChemGenics' knowledge, threatened against or affecting ChemGenics (whether or not ChemGenics is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to ChemGenics or (c) governmental inquiry pending or, to the best of ChemGenics' knowledge, threatened against or involving ChemGenics in which a decision adverse to ChemGenics would materially adversely affect ChemGenics and, to the best of ChemGenics' knowledge, there is no basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation which might prevent ChemGenics from entering into and performing this Agreement and the other documents and instruments contemplated hereby. ChemGenics is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which might prevent ChemGenics from entering into and performing this Agreement and the other documents and instruments contemplated hereby.

         SECTION 3.06 Financial Statements. ChemGenics has previously furnished to PerSeptive, and attached hereto as Schedule 3.06 are audited financial statements of ChemGenics from the years ended December 31, 1994 and 1995. All such financial statements (the "ChemGenics Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied and were prepared from the books and records of ChemGenics, which books and records are complete and correct in all material respects. ChemGenics Financial Statements fairly present the financial position of ChemGenics as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. ChemGenics Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by generally accepted accounting principles. Since the date of ChemGenics Balance Sheet (defined below), (a) there has been no change in the assets, liabilities or financial condition of the assets of ChemGenics from that reflected in ChemGenics Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse and (b) none of the business, prospects, financial condition, operations, property or affairs of ChemGenics has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. ChemGenics has disclosed to PerSeptive all material facts relating to the preparation of ChemGenics Financial Statements, including the basis of accounting for affiliated transactions.

         SECTION 3.07 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the balance sheet dated December 31, 1995 (or the notes thereto) included in ChemGenics Financial Statements (the "ChemGenics Balance Sheet") ChemGenics does not have any material liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for material liabilities and obligations incurred in the ordinary course of business and consistent with past practice. ChemGenics does not know of any basis for the assertion against ChemGenics of any material liability or obligation not fully reflected or reserved against in ChemGenics Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof.

         SECTION 3.08 Transactions with Affiliates. Except as set forth in
Schedule 3.08 there are no loans, leases, royalty agreements or other continuing transactions between (a) ChemGenics or, to ChemGenics' knowledge, any of its customers or suppliers, and (b) any officer, employee, consultant or director of ChemGenics or any Person owning five percent (5%) or more of the capital stock of ChemGenics, or to ChemGenics' knowledge, any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

         SECTION 3.09 Investments in Other Persons. ChemGenics has not made any loans or advances in excess of $100,000 in the aggregate to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does ChemGenics own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. ChemGenics does not have, and has not since its incorporation had, any Subsidiaries.

         SECTION 3.10 Absence of Adverse Change. Since December 31, 1995, there has been no material adverse change in the business, financial condition, operations or assets of ChemGenics. Since December 31, 1995 ChemGenics has conducted its business in the ordinary course.

         SECTION 3.11 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of ChemGenics in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

         SECTION 3.12 Capitalization; Status of Capital Stock. ChemGenics has a total authorized capitalization consisting of (i) 16,000,000 shares of Common Stock, $.001 par value and (ii) 11,275,000 shares of preferred stock, $.01 par value ("Preferred Stock"), of which 6,400,000 shares are designated as Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock"), 1,100,000 shares are designated as Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"), 775,000 shares are designated as Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), and 3,000,000 shares are designated as Series D Preferred Stock, $.01 par value ("Series D Preferred Stock;" the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are collectively the "Preferred Stock"). 1,523,700 shares of Common Stock are issued and outstanding, 6,150,732 shares of Series A Preferred Stock are issued and outstanding, 1,063,366 shares of Series B Preferred Stock are issued and outstanding, 767,739 shares of Series C Preferred Stock are issued and outstanding and 3,000,000 shares of Series D Preferred Stock are issued and outstanding. Each outstanding share of Preferred Stock is on the date hereof convertible into one share of Common Stock. All the outstanding shares of capital stock of ChemGenics have been duly authorized, and are validly issued, fully paid and non-assessable. The Shares when issued and delivered in accordance with the terms thereof, are duly authorized, validly issued, fully-paid and non-assessable. The shares of Common Stock underlying the Warrant, when issued and delivered in accordance with the terms of the Warrant, are duly authorized, validly issued, and, assuming payment therefor in accordance with the terms hereof, fully-paid and non-assessable. Except for 2,006,400 shares of Common Stock that have been reserved for issuance upon exercise of stock options, 177,083 shares of Series A Preferred Stock that have been reserved for issuance upon exercise of warrants issued or to be issued to Comdisco, Inc. (the "Comdisco Leasing Warrants"), the shares of Common Stock reserved for issuance upon the conversion of the currently outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and upon the conversion of the shares of Series A Preferred Stock which may be issued upon exercise of the Comdisco Leasing Warrants, no options, warrants, subscriptions or purchase rights of any nature to acquire from ChemGenics, or commitments of ChemGenics to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is ChemGenics obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. None of ChemGenics' outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of ChemGenics, or to ChemGenics' knowledge, any stockholder, or any other Person, except pursuant hereto or as set forth on Schedule 3.12, and to the knowledge of ChemGenics, except as set forth on Schedule 3.12, there are no voting agreements regarding its securities. Except as set forth in Schedule 3.12, there are no restrictions on the transfer of shares of capital stock of ChemGenics other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.

         SECTION 3.13 Absence of Certain Developments. ChemGenics is not a party to any written or material oral contract or instrument or other corporate restriction which individually or in the aggregate is reasonably likely to adversely affect the business, prospects, financial condition, operations, Intellectual Property Rights, property or affairs of ChemGenics.

         SECTION 3.14 Certain Agreements of Officers and Employees. To ChemGenics' knowledge, no officer, employee or consultant of ChemGenics is, or is now or will be at the Closing, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by ChemGenics because of the nature of the business conducted or to be conducted by ChemGenics or relating to the use of trade secrets or proprietary information of others which is reasonably likely to have a material adverse effect on ChemGenics.

         SECTION 3.15 Compliance. ChemGenics is in compliance in all material respects with the terms and provisions of its Restated Certificate of Incorporation and By-laws, each as amended and/or restated to date, and with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject where noncompliance would have a material adverse affect on the business, assets, operations, or financial condition of ChemGenics. ChemGenics is in compliance in all respects with, and has not defaulted under, all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject where noncompliance or default would have a material adverse affect on the business, assets, operations, or financial condition of ChemGenics.

         SECTION 3.16 Title to Assets, Patents. ChemGenics has good and merchantable title to its tangible assets. ChemGenics enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect in all material respects.

         ChemGenics owns or has a valid right to use the intellectual property rights being used to conduct its business; and to ChemGenics' knowledge the conduct of its business does not conflict with or infringe upon the intellectual property rights of others in any manner which is reasonably anticipated to have a material adverse effect on ChemGenics. No claim is pending or to ChemGenics' knowledge threatened against ChemGenics and/or, to ChemGenics' knowledge, its officers, employees and consultants to the effect that any such right owned or licensed by ChemGenics is invalid or subject to any claim of infringement. Within 15 days of the date hereof, ChemGenics will provide PerSeptive with a list of its patents and patent applications.

         ChemGenics has taken reasonable measures to protect and preserve the security, confidentiality and value of its intellectual property rights. All employees and consultants of ChemGenics involved in the design, review, evaluation or development of intellectual property rights have executed nondisclosure and assignment of inventions agreements. ChemGenics has not received notice of, and to the best of ChemGenics' knowledge after reasonable investigation, there are no claims that ChemGenics' intellectual property rights or the use or ownership thereof by ChemGenics infringes, violates or conflicts with any such right of any third party.

         SECTION 3.17 Environmental and Safety Laws. To the best of ChemGenics' knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health which would have a material adverse effect on ChemGenics.

         To the best of ChemGenics' knowledge after due investigation, ChemGenics has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the discharge or emission of Substances at its premises or the generation, treatment, storage, transportation, or disposal of any such Substances or otherwise for the operation of ChemGenics' business. Such Environmental Permits, which are described in Schedule 3.17, are currently effective and sufficient for the ownership and operation of its business as currently conducted, the failure to have would have a material adverse effect on ChemGenics.

         SECTION 3.18 Insurance. ChemGenics is insured with responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances.

         SECTION 3.19 Certain Agreements. Within fifteen days from the date hereof Chemgenics will provide PerSeptive with a list of all existing contracts, agreements, commitments, licenses and franchises which are material to the operation of ChemGenics business. ChemGenics has previously delivered or made available to PerSeptive true, correct and complete copies of all such agreements.

         ChemGenics is not a party to any agreement which would prevent its execution, delivery or performance of this Agreement. Except as set forth in
Schedule 3.19, ChemGenics is not a party to any agreement the terms of which require ChemGenics to disclose to the other party thereto the proprietary information transferred to ChemGenics pursuant to this Agreement, or to sublicense, assign or otherwise grant any license or other rights which ChemGenics will obtain pursuant to this Agreement.


                                   ARTICLE IV
                             COVENANTS OF PERSEPTIVE

         PerSeptive covenants and agrees with ChemGenics as follows:

         SECTION 4.01 Best Efforts Cooperation. PerSeptive shall use its reasonable best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

         SECTION 4.02 Access. Until the Closing, PerSeptive shall give ChemGenics, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to PerSeptive's offices, properties, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the Drug Discovery Program and persons employed by or doing business with PerSeptive in connection with the Drug Discovery Program. For three (3) years following the Closing, PerSeptive shall provide ChemGenics with reasonable access to any and all records relating to the Drug Discovery Program which remain in the possession of accountants, attorneys and other parties. In order that ChemGenics may have full opportunity to make such examination and investigation as it may desire of the business and affairs of PerSeptive in connection with the Drug Discovery Program, PerSeptive will furnish ChemGenics and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of PerSeptive to cooperate fully with the representatives of ChemGenics in connection with such review and examination and to make full disclosure to ChemGenics of all material facts affecting PerSeptive's financial condition, business operations, properties and prospects as each relate to the Drug Discovery Program; provided, however, that ChemGenics will hold the documents and information concerning PerSeptive and the Drug Discovery Program confidential in accordance with the Confidentiality Agreement, as amended April 23, 1996 in the form of Exhibit 4.02 between PerSeptive and ChemGenics dated October 25, 1996 (the "Confidentiality Agreement"), as amended as of April 23, 1996.

         SECTION 4.03 Properties, Business, Insurance. Until the Closing and during the term of the Consulting and Interim Services Agreement, PerSeptive shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         SECTION 4.04 Compliance with Laws. PerSeptive shall conduct the Drug Discovery Program in all material respects in compliance with all applicable laws, rules, regulations and orders.

         SECTION 4.05 Actions Prior to Closing. PerSeptive shall conduct the Drug Discovery Program pending the Closing in a manner consistent with past practice. Without limiting the generality of the foregoing, PerSeptive will not, except in the ordinary and usual course of business, without the prior written consent of ChemGenics do any of the following regarding the Transferred Assets or the Drug Discovery Program: (i) make any acquisition or disposition of assets, (ii) enter into any contract or release or relinquish any contract or other right, or (iii) enter into or renew any employment agreement with any employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to any employees or consultants.

         SECTION 4.06 Litigation. PerSeptive will promptly notify ChemGenics of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by PerSeptive or its affiliates, or against any employee, consultant or director of PerSeptive (i) relating to the Transferred Assets, the Drug Discovery Program or the transactions contemplated hereby or (ii) in which a decision adverse to PerSeptive would adversely affect the value of the Transferred Assets or the Drug Discovery Program.

         SECTION 4.07 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) PerSeptive will conduct the Drug Discovery Program in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business after the date hereof and none of which would have an adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the Drug Discovery Program; and (ii) PerSeptive will advise ChemGenics promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranty of PerSeptive to become untrue in any material respect.

         SECTION 4.08 No Negotiations. Until July 1, 1996, or the earlier termination of this Agreement in accordance with its terms, neither PerSeptive nor any of its affiliates, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any part of the Transferred Assets or the Drug Discovery Program to any person or entity other than ChemGenics.

         SECTION 4.09 Confidentiality and Non-Competition. At the Closing PerSeptive will enter into a Confidentiality and Non- Competition Agreement (the "Confidentiality and Non-Competition Agreement") containing the terms set forth in Exhibit 4.09, and such other terms and conditions and otherwise in form and substance satisfactory to each party.


                                    ARTICLE V
                             COVENANTS OF CHEMGENICS

         SECTION 5.01 Cooperation. ChemGenics shall use its reasonable best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

         SECTION 5.02 Access. Until the Closing, ChemGenics shall give PerSeptive, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to ChemGenics' offices, properties, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning ChemGenics and persons employed by or doing business with ChemGenics. In order that PerSeptive may have full opportunity to make such examination and investigation as it may desire of the business and affairs of ChemGenics, ChemGenics will furnish PerSeptive and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of ChemGenics to cooperate fully with the representatives of ChemGenics in connection with such review and examination and to make full disclosure to PerSeptive of all material facts affecting ChemGenics' financial condition, business operations, properties and prospects; provided, however, that PerSeptive will hold the documents and information concerning ChemGenics confidential in accordance with the Confidentiality Agreement.

         SECTION 5.03 Litigation. ChemGenics will promptly notify PerSeptive of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by ChemGenics or its affiliates, or against any employee, consultant or director of ChemGenics.

         SECTION 5.04 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) ChemGenics will conduct its business in the ordinary course and a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business after the date hereof and none of which would have an adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the business of ChemGenics; and (ii) ChemGenics will advise PerSeptive promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranty of ChemGenics to become untrue in any material respect.

         SECTION 5.05 No Amendments. Except as contemplated by this Agreement (including amendments to increase the number of shares of authorized Common Stock of ChemGenics and to change ChemGenics' corporate name), from the date hereof up to and including the Closing Date, ChemGenics will not amend its Restated Certificate of Incorporation or By-laws, effect any recapitalization, enter into any merger agreement, or sell or enter into any agreement regarding the sale of, all or substantially all of its assets.

         SECTION 5.06  Right of First Refusal; Percentage Maintenance.

         (a) Right of First Refusal. From and after the Closing, before ChemGenics shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of ChemGenics, including without limitation, shares of preferred stock, (iii) any convertible debt security of ChemGenics, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of ChemGenics,
         (iv) any security of ChemGenics that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any interest relating to such equity or debt security of ChemGenics, ChemGenics shall, in each case, first offer to sell such securities (the "Offered Securities") to PerSeptive that portion of the Offered Securities as the number of shares of Common Stock then held by PerSeptive bears to the total number of outstanding shares of capital stock of ChemGenics on a fully diluted basis, at a price and on such other terms as shall have been specified by ChemGenics in writing delivered to PerSeptive (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer.

         (b) Notice of Acceptance. Notice of PerSeptive's intention to accept any Offer made pursuant to Section 5.06(a) shall be evidenced by a writing signed by PerSeptive and delivered to ChemGenics prior to the end of the 20-day period of such offer (the "Notice of Acceptance").

         (c)  Conditions to Acceptance and Purchase.

                  (i) Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given by PerSeptive in respect of all of the Offered Securities, ChemGenics shall have ninety
                  (90) days from the end of said 20-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by PerSeptive (the "Refused Securities") to the person or persons specified in the Offer or to any other person who has a right of first refusal to purchase ChemGenics' securities, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to ChemGenics than those set forth in the Offer.

                  (ii) Reduction in Amount of Offered Securities. In the event ChemGenics shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.06(c)(i) above), then PerSeptive shall reduce the number of shares or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which PerSeptive elected to purchase pursuant to
                  Section 5.06(b) multiplied by a fraction, (I) the numerator of which shall be the amount of Offered Securities which ChemGenics actually proposes to sell, and (II) the denominator of which shall be the amount of all Offered Securities. In the event that PerSeptive so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, ChemGenics may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to PerSeptive in accordance with Section 5.06(a).

                  (iii) Closing. Upon the closing, which shall include full payment to ChemGenics, of the sale to such other person or persons of all or less than all the Refused Securities, PerSeptive shall purchase from ChemGenics, and ChemGenics shall sell to PerSeptive, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to
                  Section 5.06(c)(ii) upon the terms and conditions specified in the Offer. The purchase by PerSeptive of any Offered Securities is subject in all cases to the preparation, execution and delivery by ChemGenics and PerSeptive of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to ChemGenics and PerSeptive.

         (d) Further Sale. In each case, any Offered Securities not purchased by PerSeptive or other person or persons in accordance with Section 5.06(c) may not be sold or otherwise disposed of until they are again offered to PerSeptive under the procedures specified in Sections 5.06(a)-(c).

         (e) Termination of Right of First Refusal. The rights of PerSeptive under this Section 5.06 shall terminate immediately prior to the effectiveness of, and shall not apply to shares issued pursuant to, a registration statement filed by ChemGenics with respect to an offering of its securities, but expressly conditioned on the consummation of such offering.

         (f)  Exceptions.  The rights of PerSeptive under this Section
         5.06 shall not apply to:

                  (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                  (ii) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock, provided that the number of shares of Common Stock issuable upon conversion of the preferred stock as a percentage of the total equity of ChemGenics shall remain the same;

                  (iii) the issuance of Common Stock upon exercise of the Warrant;

                  (iv) the issuance of Common Stock upon conversion of any Preferred Stock or any other convertible securities of ChemGenics outstanding as of the date hereof or issued in accordance with this Section 5.06;

                  (v) up to 3,000,000 shares of Common Stock, or options or warrants exercisable therefor (including 2,006,400 options granted prior to and outstanding on the date hereof pursuant to ChemGenics' 1992 Stock Option Plan), issued on or after the date hereof to directors, officers, employees or consultants of ChemGenics and any subsidiary (including members of ChemGenics' Scientific Advisory Board) pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, warrants, equity arrangements, agreements or plans in each case approved by two-thirds of the members of the Board of Directors of ChemGenics;

                  (v) up to 177,083 shares of Series A Preferred Stock issued pursuant to the Comdisco Leasing Warrants, and shares of Common Stock issued upon conversion of such shares;

                  (vi) shares of capital stock or options or warrants therefor, to be issued to equipment leasing organizations in connection with any equipment leasing arrangements to which ChemGenics is a party and which have been approved by the Board of Directors; or

                  (vii) shares of capital stock issued in connection with a merger or acquisition approved by the Board of Directors.

         Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

         SECTION 5.07 Confidentiality and Non-Competition. At the Closing ChemGenics will enter into the Confidentiality and Non-Competition Agreement.


                                   ARTICLE VI
                      CONDITIONS TO CHEMGENICS' OBLIGATIONS

         The obligation of ChemGenics to issue and transfer the Shares on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by ChemGenics in its sole discretion:

         SECTION 6.01 No Material Adverse Economic Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.

         SECTION 6.02 Consents. All requisite governmental approvals and consents of third parties required to be received to prevent any license, permit or agreement material to the Drug Discovery Program from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained, including, without limitation, the expiration of any waiting period or the receipt of any consent or approval which may be required under the HSR Act.

         SECTION 6.03 Representations and Warranties True. All of the representations and warranties of PerSeptive contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, PerSeptive shall have executed and delivered to ChemGenics a certificate, in form and substance satisfactory to ChemGenics and its counsel, to such effect.

         SECTION 6.04 Performance. PerSeptive shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. PerSeptive shall have executed and delivered to ChemGenics a certificate, in form and substance satisfactory to ChemGenics and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

         SECTION 6.05 No Adverse Change. No change shall have occurred or be threatened in the condition, properties, assets or liabilities of the Drug Discovery Program, which has or is or is reasonably likely to frustrate the essential purposes of this transaction.

         SECTION 6.06 Opinion of Counsel. ChemGenics shall have received the opinion of Samuel P. Hunt III, Esq., in substantially the form attached hereto as Exhibit 6.06.

         SECTION 6.07 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the Drug Discovery Program. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting PerSeptive shall be pending, and PerSeptive shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

         SECTION 6.08 Investigation Satisfactory. ChemGenics shall have reviewed all of the Schedules, and shall be satisfied that (i) none of the information on any Schedule (as they may be supplemented prior to the Closing) frustrates the essential business purpose of the transaction contemplated hereby and (ii) that the representations and warranties of PerSeptive are true and correct in all material respects.

         SECTION 6.09 Closing Documents. PerSeptive shall have delivered all of the resolutions, certificates, documents, ancillary agreements and instruments required by this Agreement.

         SECTION 6.10 Approval of ChemGenics' Stockholders and Preferred Stockholders. The stockholders of ChemGenics shall have approved the requisite amendments to ChemGenics' Certificate of Incorporation and the holders of ChemGenics' Preferred Stock shall have consented to the transactions contemplated hereby as required under the terms of the Preferred Stock and agreements executed in connection with the issuance thereof. ChemGenics will seek to obtain such approvals and consents promptly following the execution of this Agreement and will use best efforts to obtain such approval and consent on or before May 10, 1996.

         SECTION 6.11 Approval of ChemGenics and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, PerSeptive hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to ChemGenics and its counsel.

                                   ARTICLE VII
                     CONDITIONS TO PERSEPTIVE'S OBLIGATIONS

         The obligation of PerSeptive to transfer the Transferred Assets to ChemGenics and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by PerSeptive in its sole discretion:

         SECTION 7.01 No Material Adverse Economic Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.

         SECTION 7.02 Consents. All requisite governmental approvals and consents of third parties required to be received to prevent any license, permit or agreement material to the Drug Discovery Program from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained, including, without limitation, the expiration of any waiting period or the receipt of any consent or approval which may be required under the HSR Act.

         SECTION 7.03 Representations and Warranties True. All of the representations and warranties of ChemGenics contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, ChemGenics shall have executed and delivered to ChemGenics a certificate, in form and substance satisfactory to ChemGenics and its counsel, to such effect.

         SECTION 7.04 Performance. ChemGenics shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and ChemGenics shall have delivered a certificate to PerSeptive, in form and substance satisfactory to PerSeptive and its counsel to such effect and to the further effect that all of the conditions set forth in this Article VII have been satisfied.

         SECTION 7.05 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of ChemGenics, the results of its operations, properties, assets, liabilities or businesses which has been or is or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

         SECTION 7.06 Opinion of ChemGenics' Counsel. PerSeptive shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit 7.06.

         SECTION 7.07 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting ChemGenics shall be pending, and ChemGenics shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

         SECTION 7.08 Investigation Satisfactory. PerSeptive shall have reviewed all of the Schedules, and shall be satisfied that (i) none of the information on any Schedule (as they may be supplemented prior to the Closing) frustrates the essential business purpose of the transaction contemplated hereby and (ii) that the representations and warranties of ChemGenics are true and correct in all material respects.

         SECTION 7.09 Closing Documents. ChemGenics shall have delivered the Shares and all of the resolutions, certificates, documents, ancillary agreements and instruments required by this Agreement.

         SECTION 7.10 Approval of PerSeptive and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, ChemGenics hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to PerSeptive and its counsel.

         SECTION 7.11 No Change of Control. There shall not have occurred between the date hereof and the Closing a transfer of all or substantially all of the outstanding shares of capital stock of ChemGenics to parties other than ChemGenics' existing stockholders or their affiliates.

         SECTION 7.12 Name Change. Myco Pharmaceuticals Inc. shall have changed its name to ChemGenics Pharmaceuticals Inc., or such other name as PerSeptive shall approve.

         SECTION 7.13 Chairman of the Board. Noubar B. Afeyan shall have been elected to serve as Chairman of the Board of ChemGenics and he or his designee as a member of its Scientific Advisory Board.


                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

         SECTION 8.01 Employee Matters.

         (a) Immediately after the execution of this Agreement, PerSeptive shall make available to ChemGenics each of the Employees, who will dedicate his or her full business time to the Drug Discovery Program of ChemGenics and perform the services reasonably requested by ChemGenics. The Employees shall remain employees of PerSeptive until and subject to the Closing and ChemGenics shall have no responsibility or obligation therefor and nothing contained herein shall give the Employees any rights to employment by ChemGenics. Upon the Closing ChemGenics shall reimburse PerSeptive for the salary, costs of benefits and reimbursements for expenses incurred by such employees between the date hereof and the Closing.

         (b) Upon the Closing, ChemGenics will offer employment to each of the Employees listed in Schedule 2.12, or any other person employed by PerSeptive who may have been substituted for one of the Employees after the date hereof with the consent of ChemGenics (a "Substitute Employee") at a salary level not less than that in effect on the date hereof and with benefits comparable to ChemGenics' employees similarly situated, and PerSeptive shall use its reasonable best efforts to cause such persons to enter into employment or consulting arrangements or agreements with ChemGenics (as ChemGenics shall designate), and ChemGenics agrees to negotiate in good faith such arrangements or agreements; provided that, anything herein to the contrary notwithstanding, no provision of this Section 8.01 shall create any third-party beneficiary rights in any person or organization, including, without limitation, employees or former employees (including any beneficiary or dependent thereof) of PerSeptive or any of its affiliates, trustees, administrators, participants or beneficiaries of any employee benefit plan, and no provision of this Section 8.01 shall create such third-party beneficiary rights in any such person or organization in respect of any benefits that might be provided, directly or indirectly, under any employee benefit plan or arrangement, including the currently existing plans of PerSeptive. PerSeptive and ChemGenics each agree to (a) use its reasonable best efforts to effect the transfer of the designated Employees so as to prevent the creation of any severance or termination penalties or benefits in respect of such transfer and (b) cooperate with the filings, calculations and other actions necessary to effect the transactions contemplated by this Section 8.01 and in obtaining any governmental approvals required hereunder.

         SECTION 8.02 Consulting and Interim Services. The parties shall perform their respective obligations under the Consulting and Interim Services Agreement. In addition to the services of Employees set forth in Section 8.01, PerSeptive shall provide to ChemGenics (i) from time to time for a period of three years after the Closing Date up to $500,000 of supplies distributed or manufactured by PerSeptive valued at fully burdened manufactured or actual acquired cost, (ii) the use and ownership (subject to Schedule 1.01(b)) of all equipment transferred pursuant to Section 1.01 or listed on Schedule 1.01(b) and
(iii) senior management consultations, in each case as more fully set forth in the Consulting and Interim Services Agreement.

         SECTION 8.03 Sub-Lease. PerSeptive shall, pursuant to and in accordance with the terms and conditions of the Sub-Lease, subject to obtaining the landlord's consent, lease the Premises (as defined in the Sub-Lease) to ChemGenics. ChemGenics shall, pursuant to and in accordance with the terms and conditions of the Sub-Lease, not be obligated to pay rent until the completion of the Public Offering; thereafter, ChemGenics shall pay the monthly rent provided for in the Sub-Lease to PerSeptive. Notwithstanding the foregoing, in the event PerSeptive's landlord does not consent to the Sublease on a timely basis, PerSeptive shall provide ChemGenics with satisfactory use of such premises or equivalent premises on terms equivalent to those set forth in the Sub-Lease. If the Public Offering does not occur and the asset purchase and other agreements and instruments set forth herein are rescinded and unwound (as described below), ChemGenics and PerSeptive agree to negotiate in good faith regarding the terms and conditions of continuation or termination of the Sub-Lease, subject to the other terms and provisions thereof.

         SECTION 8.04 Standstill; Registration Rights. Except pursuant to the Warrant, (i) for a period of ten years after the Closing Date, PerSeptive will not purchase any Common Stock of ChemGenics (subject to PerSeptive's right to maintain its pro rata percentage ownership of ChemGenics' capital stock, as more fully set forth in Section 5.06), (ii) for a period of three (3) years after the Closing Date, PerSeptive will not sell or agree to sell any capital stock of ChemGenics, during the fourth year will not sell or agree to sell more than 979,268 shares plus up to 10% of the shares actually acquired by PerSeptive upon exercise of the Warrant, during the fifth year will not sell or agree to sell more than 1,958,536 shares plus (a) such number of shares permitted to be sold in the prior year and not sold and (b) up to an additional 20% of the shares actually acquired by PerSeptive upon exercise of the Warrant, or in any year thereafter more than 3,427,438 shares plus up to 35% of the shares actually acquired by PerSeptive upon exercise of the Warrant, provided, that PerSeptive shall be allowed to transfer shares to subsidiaries or for accounting purposes as set forth in Exhibit 1.03(C)(iv), (iii) ChemGenics shall provide PerSeptive with limited "piggy back" and Form S-3 Registration Rights, and (iv) PerSeptive will enter into the other agreements regarding the capital stock of ChemGenics, in each case as set forth in the Standstill and Registration Rights Agreement.

         SECTION 8.05 Further Assurances. At any time and from time to time after the Closing Date, at the request of ChemGenics and without further consideration, PerSeptive will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to ChemGenics and to confirm ChemGenics' title to the Transferred Assets.

         SECTION 8.06 Public Offering. Within a period of 180 days after the Closing, ChemGenics will use commercially reasonable efforts to accomplish an underwritten initial public offering of its Common Stock, in which offering ChemGenics will attempt to raise between $20 and $30 million (the "Public Offering"), net to ChemGenics. ChemGenics will seek PerSeptive's consent with respect to the choice of lead managing underwriter, which consent shall not be unreasonably withheld. If the Public Offering is not consummated within such 180-day period, the parties may extend the period by mutual agreement. If at the end of the initial 180-day period, ChemGenics has a registration statement on file with the SEC, and in ChemGenics' reasonable judgement, there does not appear to be any material impediment to the successful completion of the Public Offering, then the period for completing the Public Offering hereunder shall be automatically extended for an additional 90 days (such 180-day or 270-day period, as the case may be, is hereinafter collectively referred to as the "Public Offering Period"). PerSeptive shall at its own cost assist and cooperate with ChemGenics as ChemGenics may reasonably request in effecting the Public Offering in a timely manner.

         SECTION 8.07 Further Negotiations on Certain Conditions. If (a) the Public Offering Period shall lapse without the successful completion of the Public Offering, and ChemGenics and PerSeptive shall not have extended the period by mutual agreement, or (b) if Noubar Afeyan ceases to be available to consult with ChemGenics pursuant to the Consulting and Interim Services Agreement prior to completion of the Public Offering, then during the thirty
(30) day period following either such event, the parties shall confer and negotiate in good faith to seek to agree upon alternate financing arrangements, or additional agreements and/or modified terms to this Agreement and/or the other documents executed in connection herewith, to accommodate each party's respective interests. In the event that the parties do not agree to such alternate arrangements or additional or modified terms within such thirty (30) day period, with respect to (a) ChemGenics or PerSeptive and, with respect to (b), ChemGenics, shall have the right, each in its sole discretion, by giving written notice to the other party within ninety (90) days following the expiration of the foregoing thirty (30) day period, to rescind this Agreement, the other agreements, documents and instruments entered into in connection herewith, and to unwind the collaboration established by such agreements and other documents such that: (i) ChemGenics shall return the Transferred Assets to PerSeptive in the same condition as the Transferred Assets were delivered, subject to reasonable wear and tear and consumption of supplies,
(ii) PerSeptive shall return the Shares and the Warrant and any securities issued to PerSeptive pursuant to Section 5.06 (subject to return of the purchase price paid therefore) to ChemGenics, (iii) ChemGenics and PerSeptive shall take such other actions as may be necessary or desirable to restore the respective rights, obligations and liabilities of ChemGenics and PerSeptive as nearly as possible to the status quo which existed prior to Closing, subject to the specific provisions of certain of the Exhibits hereto which provide for the continuation of certain rights and obligations of the parties after the rescission in certain circumstances, and (iv) return written manifestations of confidential information (except for such information as is associated with the rights granted pursuant to Section 9.3 of the License Agreement).


                                   ARTICLE IX
                                   TERMINATION

         SECTION 9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  A. By mutual written consent duly authorized by the Boards of Directors of ChemGenics and PerSeptive.

                  B. By ChemGenics or PerSeptive if:

                       (i) the Closing has not occurred on or prior to June 15, 1996 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement;

                       (ii) the other party materially breaches any of its representations, warranties or covenants attached hereto; or

                       (iii) either party is unable in good faith to agree to any unagreed to material term of one of the other agreements contemplated hereby.

                  C.       By ChemGenics if:

                       (i) Any of the conditions set forth in Article VI hereof has not been satisfied on or before June 15, 1996 or shall have become incapable of fulfillment and shall not have been waived by ChemGenics for any reason other than a breach by ChemGenics hereunder; or

                       (ii) If in ChemGenics' good faith judgment there is any material inaccuracy in any representations or breach of any warranty contained herein, or any material failure by PerSeptive to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or ChemGenics in its sole judgment believes that the contents of any of the Exhibits, Schedules, information or other documents, or the business and condition (financial or otherwise) of the Drug Discovery Program, frustrates the essential business purpose of the transaction contemplated herein.

                  D.       By PerSeptive if:

                       (i) any of the conditions set forth in Article VII hereof has not been satisfied on or before June 15, 1996 or shall have become incapable of fulfillment and shall not have been waived by PerSeptive for any reason other than a breach by PerSeptive hereunder;

                       (ii) If in PerSeptive's good faith judgment there is any material inaccuracy in any representations or breach of any warranty contained herein, or any material failure by ChemGenics to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or PerSeptive in its sole judgment believes that the contents of any of the Exhibits, Schedules, information or other documents, or the business and condition

                                    (financial or otherwise) of ChemGenics,
                                    frustrates the essential business purpose of the transaction contemplated herein.

Upon the occurrence of any of the events specified in this Section 9.01 (other than paragraph A hereof), written notice of such event shall forthwith be given to the other party to this Agreement, whereupon this Agreement shall terminate.

         SECTION 9.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.01, this Agreement, except for the provisions of Articles IX and X, shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 9.02 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.


         If to ChemGenics:

         Myco Pharmaceuticals Inc.
         d/b/a ChemGenics Pharmaceuticals
         One Kendall Square, Building 300
         Cambridge, MA  02139
         Attn:  Barry A. Berkowitz

         With a copy to:

         Jeffrey M. Wiesen, Esq.
         Mintz, Levin, Cohn, Ferris,
           Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA  02111

         If to PerSeptive:

         PerSeptive Biosystems, Inc.
         500 Old Connecticut Path
         Framingham, MA  01701
         Attn:  Noubar B. Afeyan

         With a copy to:

         Rufus C. King, Esq.
         Testa, Hurwitz & Thibeault, LLP
         125 High Street
         Boston, MA  02110


All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         SECTION 10.02 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof except for the Confidentiality Agreement, which shall remain in effect in accordance with its terms. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         SECTION 10.03 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

         SECTION 10.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         SECTION 10.05 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

         SECTION 10.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         SECTION 10.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

         SECTION 10.08  Arbitration.

         (a) The Parties shall attempt to resolve any dispute or controversy arising under or relating to the interpretation or meaning of this Agreement by good faith negotiations. Any matter that cannot be resolved by such good faith negotiation shall be resolved by final and binding arbitration conducted by three (3) arbitrators in Boston, Massachusetts, in accordance with the then-current American Arbitration Association ("AAA") Commercial Arbitration Rules (the "AAA Rules") as modified by this Section 10.08

         (b) The arbitrators shall be selected by mutual agreement of the parties or, failing such agreement, in accordance with the aforesaid AAA Rules. At least one (1) of the arbitration panel shall be reasonably familiar with the biotechnology industry. The parties shall bear the costs of the arbitrators equally. No arbitrator may be affiliated in any way with either party.

         (c) The parties shall have the right of limited pre-hearing discovery, in accordance with the U.S. Federal Rules of Civil Procedure, as then in effect, for a period not to exceed sixty (60) days.

         (d) As soon as the discovery is concluded, but in any event with thirty
(30) days thereafter, the arbitrators shall hold a hearing in accordance with the AAA Rules. Thereafter, the arbitrators shall promptly render a written decision, together with a written opinion setting forth in reasonable detail the grounds for such a decision.

         (e) Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the arbitrator.

         (f) The duty of the parties to arbitrate any dispute hereunder shall survive expiration or termination of this Agreement for any reason.

         SECTION 10.09 Jurisdiction and Service of Process. Subject to the terms of Section 10.08, any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 10.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 10.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

         SECTION 10.10 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         SECTION 10.11 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules regarding the Drug Discovery Program which are the sole responsibility of PerSeptive) and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         SECTION 10.12 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

         SECTION 10.13 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

         SECTION 10.14 Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any Schedule, Exhibit or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

         SECTION 10.15 Survival, Etc. All of the representations and warranties set forth in this Agreement shall survive the Closing and shall terminate as of the earliest of (i) the recision of this Agreement in accordance with Section 8.08, (ii) the effective date of the registration statement with respect to the Public Offering described in Section 8.07, and (iii) one year after the date hereof. No claim shall be made based upon such representations and warranties on or after such date. The sole remedy for breach of any of the representations and warranties shall be compensation for damages actually and reasonably incurred by the party harmed by the breach thereof. In no event shall either party be liable to the other for any consequential damages as a result of the breach of any representation or warranty set forth in this Agreement.

         SECTION 10.16 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         SECTION 10.17 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

         SECTION 10.18 Publicity. No party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law. Prior to making any public disclosure required by the rules and regulations of the Securities and Exchange Commission, the disclosing party shall give the other parties a copy of the proposed disclosure and reasonable opportunity to comment on the same.

         SECTION 10.19 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                [REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, ChemGenics and PerSeptive have executed this Agreement as of the day and year first above written.


ATTEST:                                        MYCO PHARMACEUTICALS INC., d/b/a
                                               CHEMGENICS PHARMACEUTICALS


                                               By: /s/ Barry A. Berkowitz
-----------------------------                     ------------------------------
                                                   Barry A. Berkowitz
                                                   President



ATTEST:                                        PERSEPTIVE BIOSYSTEMS, INC.


                                               By: /s/ Noubar B. Afeyan
-----------------------------                     ------------------------------
                                                   Noubar B. Afeyan
                                                   President

                          EXHIBITS TO MASTER AGREEMENT


            EXHIBIT 1.03(A)(ii) - LICENSE AGREEMENT (ATTACHED HERETO)


              EXHIBIT 1.03(C)(i) - CERTAIN TERMS OF CONSULTING AND
                           INTERIM SERVICES AGREEMENT

- PerSeptive shall make the employees listed on Schedule 2.12 (the "Employees") available to ChemGenics for the period between the signing of the Master Agreement and the Closing to perform such services as ChemGenics shall reasonably request.

- On the Closing Date, ChemGenics shall offer employment to the Employees and shall reimburse PerSeptive for the salary, costs of benefits and reimbursement of expenses of the Employees during the period between the signing of the Master Agreement and the Closing.

- In the event the transaction is unwound pursuant to Section 8.08 of the Master Agreement, ChemGenics will be responsible for severance pay calculated in accordance with ChemGenics customary severance policies (but not to exceed two weeks per year of service (including service with PerSeptive), with a minimum of three weeks and a maximum of ten weeks) ("Severance Pay") up to an amount equal to the value of the portion of the premises utilized by ChemGenics employees (other than the Employees) during the period between the date hereof and the date of unwinding of the transaction (the "Space Value") calculated by multiplying (i) a fraction of which (a) the numerator is the number of such ChemGenics personnel working full-time at the Facility and (b) the denominator is the total number of personnel in the drug discovery program (currently anticipated as 5/15) multiplied by (ii) the mutually agreed to value of such space, provided, PerSeptive will pay or reimburse ChemGenics for all Severance Pay and other related costs for one employee identified by ChemGenics, and all other Severance Pay and other severance related costs for the Employees in excess of the Space Value.

- For a period of five years after the Closing, PerSeptive shall provide reasonable senior management consultation to ChemGenics. "Senior Management" shall include Noubar Afeyan and Fred Regnier, or such other person(s) as may be PerSeptive's CEO and Chief Technical Officer, respectively.

- PerSeptive shall make Noubar Afeyan (or such other person as may be PerSeptive's CEO) available to serve as the Chairman of the Board of and a member of the Scientific Advisory Board of ChemGenics. Two PerSeptive designees shall be members of the Scientific Advisory Board if ChemGenics so requests.

- For a period of three years following the Closing, Perseptive shall provide up to $500,000 of supplies, manufactured by PerSeptive or of which PerSeptive is a distributor, valued at fully burdened manufactured or actual acquired cost.

- For a period of three years following the Closing, PerSeptive shall loan to ChemGenics reasonable amounts and kinds of equipment or instruments manufactured by PerSeptive or of which PerSeptive is a distributor and which are reasonably available to PerSeptive and reasonably necessary for ChemGenics to pursue effectively the Drug Discovery Program as outlined in its initial business plan approved by ChemGenics' Board of Directors or in the IPO prospectus. Such loans of equipment shall be for a period of two years from the date of the loan and shall be free of charge. After the termination of the loan period of each piece of equipment, the equipment may be returned to PerSeptive (with reasonable wear and tear) or purchased at the lesser of depreciated book value or fair market value. To the extent such equipment can be purchased or leased or compensation otherwise received therefor as a part of a contract or arrangement with a partner or other party and charged to the contract or arrangement, then such purchase would be at fair market value. ChemGenics will use reasonable efforts to include equipment purchase requirements or, if not feasible, lease or other compensation mechanisms in its third party contracts and other arrangements.

- In the event equipment, supplies or personnel are not provided during the three-year period following the Closing, ChemGenics shall provide notice of such failure and if PerSeptive fails to cure such failure within a reasonable period of time, PerSeptive shall forfeit shares in accordance with the Schedule contained in Section 1.01B.

- This Agreement will terminate if and when the License Agreement terminates.

-        Appropriate insurance provisions.


                 EXHIBIT 1.03(C)(ii) - CERTAIN TERMS OF SUBLEASE

- PerSeptive will Sublease an agreed upon portion of the space at the Facility to ChemGenics for a period to be negotiated, at no charge through the date of the IPO referred to in Section 8.08 and at the mutually agreed upon fully burdened cost thereof to PerSeptive thereafter.

-        Appropriate insurance provisions.


        EXHIBIT 1.03(C)(iii) - CERTAIN TERMS OF NON-COMPETITION AGREEMENT

- As long as the License Agreement remains in effect, ChemGenics will not offer to sell, sell or distribute, except to Partners (as defined in the License Agreement) in connection with and pursuant to an agreement principally for drug discovery between

         ChemGenics and the Partner, any instruments, equipment, machinery, apparatus, devices, media, reagents, compounds, resins, activators, linkers, particles, supports or other materials or substances (including without limitation oligomers, peptides and other molecules), tools or other products or systems comprising the foregoing for the purification, analysis, sequencing or synthesis of molecules (provided that the foregoing shall not be construed to override the prohibition in the License Agreement against utilizing the Licensed Technology (as defined therein) to offer to sell, sell or distribute Tools (as defined therein), even to Partners).

- As long as the License Agreement remains in effect, PerSeptive will not engage in drug discovery or enter into a written research and/or development agreement or other collaborative arrangement with a third party for drug discovery whereby PerSeptive receives either (i) ownership rights or license rights in products of such research and/or development or collaborative arrangement, (ii) royalty payments based on sales of the products of such research and/or development or collaborative arrangement or (iii) cash or other compensation as fees or milestone payments based on the conduct or success of research efforts by PerSeptive, provided that the foregoing shall not be deemed to prevent PerSeptive from providing and performing and permitting others to perform pre- and post-sale services consistent with PerSeptive's current practice, related to products developed, made, manufactured, offered for sale, sold or distributed by PerSeptive.

- PerSeptive will maintain in confidence all confidential information particular to or principally relating to the particular drug discovery projects in the Drug Discovery Program which have been transferred to ChemGenics.

-        The parties will agree not to solicit the other's employees.

- Provisions to allow ChemGenics to have access for drug discovery to technology created by off balance sheet financing vehicle, including PerSeptive's agreement to use reasonable efforts to negotiate to permit ChemGenics to have rights in drug discovery as part of such financings.

- This Agreement will terminate if and when the License Agreement terminates.


              EXHIBIT 1.03(C)(iv) - CERTAIN TERMS OF STANDSTILL AND
                          REGISTRATION RIGHTS AGREEMENT

- PerSeptive will not purchase any ChemGenics Common Stock or any ChemGenics derivative securities for a period of ten years following the Closing (except pursuant to the warrant or Section 5.06 of the Master Agreement).

- PerSeptive will not sell any ChemGenics Common Stock or any ChemGenics derivative securities for a period of three years following the Closing and thereafter as set forth in Section 8.04, provided that (i) PerSeptive may transfer shares to a wholly owned subsidiary subject to all of the terms and conditions of the Standstill Agreement provided that PerSeptive maintains 100% ownership and voting control of such subsidiary and (ii) following the closing of ChemGenics first public offering of common stock pursuant to a registration statement declared effective by the SEC during the three year period following the Closing. If, notwithstanding the foregoing, in the written opinion of PerSeptive's independent public accountants PerSeptive must consolidate or include ChemGenics profits and losses in its profit and loss statements unless PerSeptive reduces its ownership to 20% or less of ChemGenics' Common Stock, and the aggregate amount of losses to be consolidated may reasonably exceed $[100,000] in order to avoid such consolidation or inclusion, PerSeptive shall be permitted to dispose of such minimum number of shares as is required to reduce PerSeptive's ownership to the maximum percentage ownership, currently 19.99%, or such lesser amount as may be required in the opinion of such accountants, which would avoid such consolidation or inclusion, and
         (iii) PerSeptive may sell its shares pursuant to a tender offer for all outstanding shares of ChemGenics Common Stock approved by ChemGenics' Board of Directors.

- For a period of ten years after the Closing, Perseptive will not directly or indirectly solicit proxies or become a participant in an election contest; initiate or propose a stockholder proposal; seek to place any representative on the Board of Directors (except pursuant to the PBIO Voting Agreement); deposit securities in a voting trust; seek to control, alone or with others, the management, Board of Directors, policies or affairs of ChemGenics or seek to effect negotiations with respect to any business combination or other extraordinary transaction involving ChemGenics except to the extent of actions by its representatives on the ChemGenics Board of Directors acting in their capacity as such; create or join in any "group" with respect to ChemGenics; or make any tender offer or exchange offer for ChemGenics' securities.

- As long as PerSeptive (alone or with its affiliates) owns at least 20% of the capital stock of ChemGenics, PerSeptive will vote its shares of ChemGenics on all matters in accordance with the recommendation of ChemGenics' Board of Directors, or in the absence of such a recommendation, in the same proportion as the other outstanding shares of ChemGenics are voted. If PerSeptive (alone or with its affiliates) holds less than 20% and more than 10% of ChemGenics' voting stock, PerSeptive will vote in favor of (and take no actions in opposition to) any merger, sale of assets, consolidation or the like involving ChemGenics and recommended by ChemGenics' Board of Directors, and shall sell its shares, vote in favor of and not oppose any proposed merger or sale of all or substantially all of the outstanding shares of ChemGenics if recommended by ChemGenics' Board of Directors. If PerSeptive (alone or with its affiliates) holds less 10% of ChemGenics' voting stock, PerSeptive will have no voting restrictions.

- Except as explicitly contemplated by the Voting Agreement, PerSeptive will not attempt to elect any person to or affect the size or composition of ChemGenics' Board of Directors.

- PerSeptive will receive piggyback registration rights subordinate to the current outstanding piggyback registration rights granted by ChemGenics, and registration rights for up to four Form S-3 registrations, each registration to cover of up to the lesser of (i) 25% and (ii) the amount permitted to be sold under the Standstill and Registration Rights Agreement, of the ChemGenics shares currently held (including Warrant Shares) by PerSeptive (and not less than $1,000,000 in market value of shares), such registrations to be required not sooner than three years after the Closing, not more than once in any year, to be effective for up to a ninety day period and to permit delays in filings and "blackouts" related to premature disclosure and interruptions in ChemGenics' business, and to terminate when PerSeptive's shares are permitted to be sold pursuant to Rule 144(k).

- The registration rights contained in the agreement will include customary cross-indemnification and lockup provisions. Registration rights shall not be transferable.

- ChemGenics will pay the reasonable cost of preparing and filing the registration statements, and PerSeptive will pay its own costs in connection with such registration statements.


             EXHIBIT 1.03(C)(v) - CERTAIN TERMS OF VOTING AGREEMENT

- The number of persons constituting the entire Board of Directors of ChemGenics will be fixed at not less than 6 nor more than 9.

- As long as PerSeptive owns at least 20% of the capital stock of ChemGenics, ChemGenics will nominate two persons designated by PerSeptive and reasonably acceptable to ChemGenics to serve on the Board of Directors of ChemGenics. As long as Ed Kania remains on ChemGenics' Board of Directors, he shall be one of such persons. As long as Noubar Afeyan remains an officer or director of PerSeptive he shall be the other such person.

- As long as PerSeptive owns at least 20% of the capital stock of ChemGenics, if the number of persons comprising ChemGenics' Board of Directors is increased to eight persons or more, ChemGenics shall cause a third person designated by PerSeptive and reasonably acceptable to ChemGenics to be nominated to serve on ChemGenics' Board.

- As long as PerSeptive owns less than 20% but at least 10% of the capital stock of ChemGenics, ChemGenics will nominate one person acceptable to PerSeptive to serve on the Board of Directors of ChemGenics.

- If the ChemGenics Board of Directors is classified, PerSeptive's representatives shall be divided among the classes.

- As long as PerSeptive has the right to designate nominees to ChemGenics' Board of Directors, at least one PerSeptive representative will serve on the Executive Committee (if any).

- ChemGenics will not limit indemnification available to members of its Board of Directors and following the registration of its securities under the 1934 Act will use reasonable efforts to obtain Directors and Officers Liability Insurance if commercially available at reasonable cost.


                EXHIBITS 6.06 AND 7.06 - FORMS OF LEGAL OPINIONS

         Customary opinions in form and substance to be agreed.